    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1996


                                     REGISTRATION NO. 333-11961 AND 333-11961-01

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               MELLON BANK, N.A.
 (ORIGINATOR OF MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST DESCRIBED HEREIN)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    UNITED STATES                                           25-0659306
           (STATE OR OTHER JURISDICTION OF                                (IRS EMPLOYER
            INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                             ONE MELLON BANK CENTER
                         PITTSBURGH, PENNSYLVANIA 15258
                                 (412) 234-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               CARL KRASIK, ESQ.
                            MELLON BANK CORPORATION
                                   SUITE 1910
                                500 GRANT STREET
                      PITTSBURGH, PENNSYLVANIA 15258-0001
                                 (412) 234-5222
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                ROBERT K. MORRIS, ESQ.                                REED D. AUERBACH, ESQ.
               REED SMITH SHAW & MCCLAY                             STROOCK & STROOCK & LAVAN
                   435 SIXTH AVENUE                                      7 HANOVER SQUARE
            PITTSBURGH, PENNSYLVANIA 15219                           NEW YORK, NEW YORK 10004
                    (412) 288-3131                                        (212) 806-5400

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this registration statement, as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                            ------------------------



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


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--------------------------------------------------------------------------------

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

        SEC Registration Fee..........................................   $   140,909.08
        Printing and Engraving........................................       125,000.00
        Trustee's Fees................................................        25,000.00
        Legal Fees and Expenses.......................................       425,000.00
        Blue Sky Fees and Expenses....................................        20,000.00
        Accountants' Fees and Expenses................................        90,000.00
        Rating Agency Fees............................................       200,000.00
        Miscellaneous Fees............................................        10,090.92
                                                                         --------------
             Total....................................................   $ 1,036,000.00
                                                                           ============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Seventh of the Articles of Association of the registrant provides as follows:

     To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Association shall be personally liable for monetary damages as such for any action taken, or any failure to take any action as a Director.

     This Article Seventh shall not apply to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Association.

     This Article Seventh shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Association occurring prior to January 27, 1987. The provisions of this Article shall be deemed to be a contract with each Director of the Association who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any other provision of the Articles or By-Laws of the Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

     Article Eighth of the Articles of Association of the registrant provides as follows:

     SECTION I. RIGHT TO INDEMNIFICATION. Except as prohibited by law, every Director and officer of the Association shall be entitled as of right to be indemnified by the Association against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Association or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the Association or by reason of the fact that such person is or was serving at the request of the Association as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, that no such right of indemnification shall exist with respect to an Action brought by an indemnitee (as hereinafter defined) against the Association except as provided in the last sentence of this
Section I. Persons who are not directors or officers of the Association may be similarly indemnified in respect of service to the Association or to another such entity at the request of the Association to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article. As used in this Article, "indemnitee" shall include each

Director and officer of the Association and each other person denominated by the Board of Directors as entitled to the benefits of this Article, "expenses" shall include fees and expenses of counsel selected by any such indemnitee and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Section I for expenses incurred in connection with any Action brought by an indemnitee against the Association only if (i) the Action is a claim for indemnity or expenses under Section III of this Article or otherwise, (ii) the indemnitee is successful in whole or in part in the Action for which expenses are claimed or (iii) the indemnification for expenses is included in a settlement of the Action or is awarded by a court.

     SECTION II. RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have his or her expenses in any Action (other than an Action brought by such indemnitee against the Association) paid in advance by the Association prior to final disposition of such Action, subject to any obligation which may be imposed by law or by provision in the Articles, By-Laws, agreement or otherwise to reimburse the Association in certain events.

     SECTION III. RIGHT OF INDEMNITEE TO INITIATE ACTION. If a written claim under Section I or Section II of this Article is not paid in full by the Association within thirty days after such claim has been received by the Association, the indemnitee may at any time thereafter initiate an Action against the Association to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Action. It shall be a defense to any Action to recover a claim under Section I that the indemnitee's conduct was such that under Pennsylvania law the Association is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Association. Neither the failure of the Association (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Association (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by law, shall be a defense to such Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by law. The only defense to any such Action to receive payment of expenses in advance under Section II of this Section shall be failure to make an undertaking to reimburse if such an undertaking is required by law or by provision in the Articles, By-Laws, agreement or otherwise.

     SECTION IV. INSURANCE AND FUNDING. The Association may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Association would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article. The Association may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     SECTION V. NON-EXCLUSIVITY: NATURE AND EXTENT OF RIGHTS. The rights of indemnification and advancement of expenses provided for in this Article (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by-law, charter provision, vote of shareholders or directors or otherwise,
(ii) shall be deemed to create contractual rights in favor of each indemnitee,
(iii) shall continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) shall be applicable to Actions commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The rights of indemnification provided for in this Article may not be amended or repealed so as to limit in any way the indemnification or the right to advancement of expenses provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

     SECTION VI. EFFECTIVE DATE. This Article Eighth shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law prohibits its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.

     SECTION VII. REGULATORY EXCLUSION. Nothing in this Article shall authorize the Association to indemnify or to provide insurance which would indemnify any person against expenses or penalties incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties, and nothing in this Article shall authorize the Association to indemnify any person against expenses or payments incurred in such an administrative proceeding or action which results in a final order requiring affirmative action by such person in the form of payment to the Association.

     The Registrant has approved and submitted to the Office of the Comptroller of the Currency Amendments to its Articles which would make minor language changes in Article 8. Section 1 and delete Article 8. Section 7.

     Article Two of the By-Laws of the registrant provides as follows:

     SECTION 12. PERSONAL LIABILITY FOR MONETARY DAMAGES. (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Association shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

     (b) This Section 12 shall not apply to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Association.

     (c) This Section 12 shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Association occurring prior to January 27, 1987. The provisions of this Section shall be deemed to be a contract with each Director of the Association who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Section. Any amendment repeal of this Section or adoption of any other provision of the By-Laws or the Articles of the Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

ITEM 16. EXHIBITS


     1.1    Form of Underwriting Agreement.*
     3.1    Articles of Association.*
     3.2    By-Laws.*
     4.1    Form of Pooling and Servicing Agreement.*
     4.2    Form of Series 1996-1 Supplement.*
     4.3    Form of Receivables Purchase Agreement.*
     5.1    Opinion of Stroock & Stroock & Lavan with respect to legality.*
     8.1    Opinion of Stroock & Stroock & Lavan with respect to tax matters.*
    10.1    Form of Premium Finance Loan Agreements.*
    23.1    Consent of Stroock & Stroock & Lavan (included in opinion filed as Exhibit 5.1).*
    23.2    Consent of Stroock & Stroock & Lavan (included in opinion filed as Exhibit 8.1).*
    24.1    Power of Attorney.*


---------


 * Previously filed.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and
(a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (g) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 9, 1996.

                                          MELLON BANK, N.A.
                                          as originator of the Trust and
                                          registrant

                                          By: /s/ FRANK V. CAHOUET
                                          --------------------------------------
                                              Frank V. Cahouet
                                              Chairman, President
                                              and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed on December 9, 1996 by the following persons in the capacities indicated.

                 SIGNATURE                                          TITLE
--------------------------------------------     --------------------------------------------
By: /s/ FRANK V. CAHOUET                           Chairman, President and Chief Executive
--------------------------------------------                      Officer
    Frank V. Cahouet

PRINCIPAL FINANCIAL OFFICER AND
  PRINCIPAL ACCOUNTING OFFICER:

By: /s/ STEVEN G. ELLIOTT                         Vice Chairman and Chief Financial Officer
--------------------------------------------
    Steven G. Elliott

BOARD OF DIRECTORS:

By:                      *                                         Director
--------------------------------------------
    Dwight L. Allison, Jr.

By:                      *                                         Director
--------------------------------------------
    Burton C. Borgelt

By:                      *                                         Director
--------------------------------------------
    Carol R. Brown

By:                      *                                         Director
--------------------------------------------
    J.W. Connolly

By:                      *                                         Director
--------------------------------------------
    Charles A. Corry

By:                      *                                         Director
--------------------------------------------
    C. Frederick Fetterolf

                 SIGNATURE                                          TITLE
--------------------------------------------     --------------------------------------------

By:                      *                                         Director
--------------------------------------------
    Ira J. Gumberg

By:                      *                                         Director
--------------------------------------------
    Pemberton Hutchinson

By:                      *                                         Director
--------------------------------------------
    Rotan E. Lee

By:                      *                                         Director
--------------------------------------------
    Andrew W. Mathieson

By:                      *                                         Director
--------------------------------------------
    Edward J. McAniff

By:                      *                                         Director
--------------------------------------------
    Robert Mehrabian

By:                      *                                         Director
--------------------------------------------
    Seward Prosser Mellon

By:                      *                                         Director
--------------------------------------------
    David S. Shapira

By:                      *                                         Director
--------------------------------------------
    W. Keith Smith

By:                      *                                         Director
--------------------------------------------
    Joab L. Thomas

By:                      *                                         Director
--------------------------------------------
    Wesley W. von Schack

By:                      *                                         Director
--------------------------------------------
    William J. Young


*By: /s/ CARL KRASIK
--------------------------------------------
      Carl Krasik
     Attorney-in-fact
     December 9, 1996